                                                                 EXHIBIT 4.12.1

                                 FIRST AMENDMENT
                       TO WARRANTHOLDERS RIGHTS AGREEMENT


      FIRST AMENDMENT made and entered into as of October 18, 1999, by and among AMERICAN PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (together with its successors, the "COMPANY"), the persons identified on the signature pages hereto as the Investors (the "INVESTORS"), and BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, formerly known as NationsCredit Commercial Corporation ("BANC OF AMERICA CF").

                               STATEMENT OF FACTS

      A. The parties hereto are parties to the Warrantholders Rights Agreement, dated December 23, 1998, to provide Banc of America CF with certain rights described therein; capitalized terms used in this Amendment and not otherwise defined herein have the meanings given such terms in the Warrantholders Rights Agreement.

      B. The Company has executed and delivered to Banc of America CF the Warrant dated the date hereof (the "WARRANT"), pursuant to which Banc of America CF was given the right to purchase 1,853,848 shares of Non-Voting Common Stock (as such number may be adjusted in accordance with the terms of the Warrant) of the Company at the Exercise Price (as defined in the Warrant), which Warrant was issued, in part, in complete exchange for that certain warrant issued to Banc of America CF dated December 23, 1998.

      C. The Company, the Investors and Banc of America CF desire to amend the Warrantholders Rights Agreement to modify certain terms of the Warrantholders Rights Agreement as set forth in this Amendment, subject to the terms and conditions of this Amendment.

                               STATEMENT OF TERMS

      1. AMENDMENT TO WARRANTHOLDERS RIGHTS AGREEMENT. Subject to the terms and conditions of this First Amendment, the Warrantholders Rights Agreement is hereby modified by deleting the definition of "Warrants" in Article I in its entirety and the following new definition of "Warrants" is substituted in lieu thereof:

            "Warrants" means the Warrant or Warrants originally issued to Banc of America CF on October 18, 1999 in exchange for the warrants originally issued to Banc of America CF on December 23, 1998, as such Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

      2. NO OTHER AMENDMENTS. Except for the amendments expressly set forth in Section 1 of this First Amendment, the Warrantholders Rights Agreement shall remain unchanged and in full force and effect.


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      3. WAIVER OF PREEMPTIVE RIGHTS. By signing this First Amendment, the
Stockholders hereby waive any and all preemptive rights, anti-dilution rights and similar rights they have or may in the future have with respect to the issuance of the Warrants to Banc of America CF.

      4. COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

      5. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

      6. BINDING EFFECT. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Warrantholders Rights Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.


                                    WARRANTHOLDERS:

                                    BANC OF AMERICA COMMERCIAL FINANCE
                                    CORPORATION, FORMERLY KNOWN AS
                                    NATIONSCREDIT COMMERCIAL CORPORATION


                                    By: /s/ Ronald S. Cohn
                                        --------------------------------
                                    Ronald S. Cohn
                                    Duly Authorized Signatory



                                    COMPANY:


                                    AMERICAN PSYCH SYSTEMS HOLDINGS, INC.


                                    By: /s/ Kenneth Kessler
                                        --------------------------------
                                    Kenneth A. Kessler, M.D.
                                    President and Chief Executive Officer


                                    /s/ Kenneth Kessler
                                    -------------------------------------
                                    DR. KENNETH A. KESSLER



                                    /s/ John Heffner
                                    -------------------------------------
                                    JOHN HEFFNER

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                                    NAZEM & COMPANY IV, L.P.

                                    By:  NAZEM & ASSOCIATES, L.P., its
                                    General Partner

                                    By: /s/ Jeffrey Krauss
                                        --------------------------------
                                      Name:  Jeffrey Krauss
                                            ----------------------------
                                      Title: General Partner
                                             ---------------------------



                                    APPLEWOOD ASSOCIATES, L.P.

                                    By: /s/ Barry Rubenstein
                                        --------------------------------
                                      Name:  Barry Rubenstein
                                            ----------------------------
                                      Title: General Patner
                                             ---------------------------


                                    WOODLAND PARTNERS

                                    By: /s/ Barry Rubenstein
                                        --------------------------------
                                      Name:  Barry Rubenstein
                                            ----------------------------
                                      Title: General Patner
                                             ---------------------------


                                    SENECA VENTURES

                                    By: /s/ Barry Rubenstein
                                        --------------------------------
                                      Name:  Barry Rubenstein
                                            ----------------------------
                                      Title: General Patner
                                             ---------------------------


                                    WOODLAND VENTURE FUND

                                    By: /s/ Barry Rubenstein
                                        --------------------------------
                                      Name:  Barry Rubenstein
                                            ----------------------------
                                      Title: General Patner
                                             ---------------------------